   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 11, 1997

                                                      REGISTRATION NO. 333-19233
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 2


                                       TO

                                    FORM S-4

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                           DELTA BEVERAGE GROUP, INC.

             (Exact name of registrant as specified in its charter)

           DELAWARE                          2086                  75-2048317
 (State or other Jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Identification
Incorporation or Organization)                                      Number)

                               2221 DEMOCRAT ROAD
                            MEMPHIS, TENNESSEE 38132
                                 (901) 344-7100

 (Address and telephone number, including area code, of registrant's principal executive offices)

                                ROBERT C. POHLAD
                            CHIEF EXECUTIVE OFFICER
                               2221 DEMOCRAT ROAD
                            MEMPHIS, TENNESSEE 38132
                                 (901) 344-7100

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------

                                   COPIES TO:

                             BRIAN D. WENGER, ESQ.
                            BRETT D. ANDERSON, ESQ.
                               BRIGGS AND MORGAN
                            PROFESSIONAL ASSOCIATION
                                2400 IDS CENTER
                          MINNEAPOLIS, MINNESOTA 55402
                                 (612) 334-8400
                            ------------------------

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED OFFER TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                            ------------------------

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Company, which is a Delaware corporation, is empowered by the Delaware General Corporation Law, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his being or having been a director, officer, employee or agent of the Company. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. The Amended and Restated Certificate of Incorporation and By-Laws of the Company provide for indemnification of the directors and officers of such entities to the full extent permitted by the Delaware General Corporation Law.

    Article Nine of the Company's Amended and Restated Certificate of Incorporation provides as follows:

    NINTH: No director of the Corporation shall be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

ITEM 21. EXHIBITS.


   +3.1 Amended and Restated Certificate of Incorporation of the Company.

   +3.2 Amended and Restated Bylaws of the Company.

   +4.1 Indenture, dated as of December 17, 1996, between the Company and Norwest Bank Minnesota, National Association, as Trustee, relating to
          $120,000,000 principal amount of 9 3/4 Senior Notes Due 2003, including form of Initial Global Note.

   +4.2 Credit Agreement, dated as of December 16, 1996, by and among the Company, NationsBank, N.A. and other lending institutions.

   +4.3 Security Agreement, dated as of December 16, 1996, by and among the Company, NationsBank, N.A. and other lending institutions.

   +4.4 Registration Rights Agreement, dated as of December 17, 1996, by and between the Company and NationsBanc Capital Markets, Inc., as Initial
          Purchaser.

   +4.5 Amended and Restated Shareholders' Agreement, dated as of September 23,
          1993.

  ++5.1 Opinion of Briggs and Morgan, Professional Association.

  ++8.1 Opinion re Tax Matters.

  +10.1 Delta Beverage Group, Inc. and Subsidiaries Phantom Plan.

  +10.2 Management Agreement, dated as of March 8, 1988, by and between The
          Bellfonte Company and Mid-South Acquisition Corporation.

  +10.3 Employment Agreement, dated as of February 1, 1990, by and between the Company and Kenneth Keiser.

  +10.4 Form of 1991 Superior Performance Incentive Bonus Agreement.

  +10.5 Form of Franchise Agreement.

  +10.6 Miller Brewing Company Distributor Agreement.

  +10.7 Amended and Restated Joint Venture Agreement, effective as of September
          3, 1992, by and between the Company and Poydras Street Investors
          L.L.C.

  +11.1 Statement Regarding Computation of Per Share Earnings.

  +12.1 Statement Regarding Computation of Ratio of Earnings to Fixed Charges.

 ++23.1 Consent of Independent Public Accountants.

 ++23.2 Consent of Briggs and Morgan, Professional Association (included in
          Exhibit 5.1).

 ++23.3 Consent of Briggs and Morgan, Professional Association (inclused in
          Exhibit 8.1).

  +24.1 Powers of Attorney (included on signature pages).

  +25.1 Statement on Form T-1 of Eligibility of Trustee.

  +27.1 Financial Data Schedule.

   99.1 Form of Letter of Transmittal (filed herewith).

  +99.2 Form of Notice of Guaranteed Delivery.

  +99.3 Letter to Clients.

  +99.4 Letter to Nominees.


------------------------

+   Previously filed.


++  Previously filed with Amendment No. 1.


ITEM 22. UNDERTAKINGS.

    (a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to the provisions, described under Item 20 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the option of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (b) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into this Prospectus pursuant to
Item 4, 10(b), 11 or 13 of Form S-4 of the Securities Act, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.

    (c) The undersigned Registrant hereby undertakes to apply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis and State of Minnesota, on February 11, 1997.


                                DELTA BEVERAGE GROUP, INC.

                                By:             /s/ ROBERT C. POHLAD
                                     -----------------------------------------
                                                  Robert C. Pohlad
                                              CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on the dates and in the capacities indicated.


          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

     /s/ ROBERT C. POHLAD       Chief Executive Officer
------------------------------    and Director (Principal    February 11, 1997
       Robert C. Pohlad           Executive Officer)

                                Chief Financial Officer
     /s/ JOHN F. BIERBAUM         and Director (Principal
------------------------------    Accounting Officer and     February 11, 1997
       John F. Bierbaum           Principal Financial
                                  Officer)

------------------------------  Chairman of the Board
       Donald E. Benson

              *
------------------------------  Director
         John H. Agee

------------------------------  Director
       Brenda C. Barnes

              *
------------------------------  Director
    Christopher E. Clouser

              *
------------------------------  Director
       Philip N. Hughes

------------------------------  Director
     Gerald A. Schwalbach

------------------------------  Director
       John F. Woodhead

* By: /s/ JOHN F. BIERBAUM
------------------------------                               February 11, 1997
   John F. Bierbaum
   Attorney-In-Fact

                                 EXHIBIT INDEX


NUMBER                                DESCRIPTION
------- ------------------------------------------------------------------------
   +3.1 Amended and Restated Certificate of Incorporation of the Company.

   +3.2 Amended and Restated Bylaws of the Company.

   +4.1 Indenture, dated as of December 17, 1996, between the Company and Norwest Bank Minnesota, National Association, as Trustee, relating to
          $120,000,000 principal amount of 9 3/4 Senior Notes Due 2003, including form of Initial Global Note.

   +4.2 Credit Agreement, dated as of December 16, 1996, by and among the Company, NationsBank, N.A. and other lending institutions.

   +4.3 Security Agreement, dated as of December 16, 1996, by and among the Company, NationsBank, N.A. and other lending institutions.

   +4.4 Registration Rights Agreement, dated as of December 17, 1996, by and between the Company and NationsBanc Capital Markets, Inc., as Initial
          Purchaser.

   +4.5 Amended and Restated Shareholders' Agreement, dated as of September 23,
          1993.

  ++5.1 Opinion of Briggs and Morgan, Professional Association.

  ++8.1 Opinion re Tax Matters.

  +10.1 Delta Beverage Group, Inc. and Subsidiaries Phantom Plan.

  +10.2 Management Agreement, dated as of March 8, 1988, by and between The
          Bellfonte Company and Mid-South Acquisition Corporation.

  +10.3 Employment Agreement, dated as of February 1, 1990, by and between the Company and Kenneth Keiser.

  +10.4 Form of 1991 Superior Performance Incentive Bonus Agreement.

  +10.5 Form of Franchise Agreement.

  +10.6 Miller Brewing Company Distributor Agreement.

  +10.7 Amended and Restated Joint Venture Agreement, effective as of September
          3, 1992, by and between the Company and Poydras Street Investors
          L.L.C.

  +11.1 Statement Regarding Computation of Per Share Earnings.

  +12.1 Statement Regarding Computation of Ratio of Earnings to Fixed Charges.

 ++23.1 Consent of Independent Public Accountants.

 ++23.2 Consent of Briggs and Morgan, Professional Association (included in
          Exhibit 5.1).

 ++23.3 Consent of Briggs and Morgan, Professional Association (included in
          Exhibit 8.1).

  +24.1 Powers of Attorney (included on signature pages).

  +25.1 Statement on Form T-1 of Eligibility of Trustee.

  +27.1 Financial Data Schedule.

   99.1 Form of Letter of Transmittal (filed herewith).

  +99.2 Form of Notice of Guaranteed Delivery.

  +99.3 Letter to Clients.

  +99.4 Letter to Nominees.


------------------------

+   Previously filed.


++  Previously filed with Amendment No. 1.